SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): December 30, 1996


                         FREEPORT-McMoRan COPPER & GOLD INC.


             Delaware                     1-9916              74-2480931
         (State or other               (Commission          (IRS Employer
          jurisdiction of               File Number)         Identification
          incorporation or                                   Number)
          organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

     Registrant's telephone number, including area code:  (504) 582-4000


          Item 5.  Other Events.
                   -------------
          The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on December 30, 1996:

                   FREEPORT-McMoRan COPPER & GOLD INC. ANNOUNCES
             CONVERSIONS AND REDEMPTIONS OF DEPOSITARY SHARES REPRESENTING
	              7% CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

            	New Orleans, LA., December 30, 1996 -- Freeport-McMoRan Copper & Gold Inc. (FCX) announced today the results of the call for redemption of its outstanding Depositary Shares (NYSE:FCX Pr) representing the company's 7% Convertible Exchangeable Preferred Stock. Of the approximately 8.75 million Depositary Shares outstanding at the time of the call, approximately 8.65 million Depositary Shares were converted into approximately 8.83 million shares of FCX Class A common stock at a conversion rate of approximately 1.0208 FCX Class A common shares per Depositary Share. The remaining Depositary Shares will be redeemed for approximately $2.5 million cash. Prior to the conversion of Depositary Shares, FCX Class A and Class B common shares and common share equivalents outstanding as of September 30, 1996 totaled approximately 195 million shares.

            	FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Irian Jaya, Indonesia, and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.



                                      SIGNATURE



                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEPORT-McMoRan COPPER & GOLD INC.


                                        By:      /s/ Michael A. Weaver
                                             ------------------------------
                                                   Michael A. Weaver
                                              Controller - Financial Reporting
                                                 (authorized signatory and
                                                Principal Accounting Officer)

          Date:  January 2, 1997